EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Fourth Quarter and Fiscal Year 2020 Financial Results

PITTSBURGH, PA, March 8, 2021 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its fourth quarter and fiscal year ended December 31, 2020.

“2020 was a very successful year for Smith Micro,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “Despite unique challenges caused by a global pandemic, we achieved our best fiscal year in nearly a decade and grew annual revenues 18% year-over-year.

“During 2020, we also strengthened our future business case and technology portfolio by completing the integration of Circle’s parental controls and enhancing our SafePath® Connected Lifestyle Platform with new driver safety functionality, while also bringing to market key functionality for our ViewSpot® smart retail solution,” Smith continued. “Despite the substantial capital investment that these activities required, we remained profitable throughout the year and generated $7.9 million in cash from operations.”

Fourth Quarter 2020 Financial Results

Smith Micro reported revenue of $12.4 million for the fourth quarter ended December 31, 2020, compared to $12.3 million reported in the fourth quarter ended December 31, 2019.

Fourth quarter 2020 gross profit was $11.0 million compared to $11.3 million reported in the fourth quarter of 2019.

Gross profit as a percentage of revenue was 89 percent for the fourth quarter of 2020 compared to 92 percent for the fourth quarter of 2019.

Smith Micro Software Fourth Quarter 2020 Financial Results	Page 2

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the fourth quarter of 2020 was $580 thousand, or $0.01 diluted earnings per share, compared to GAAP net income available to common stockholders of $3.7 million, or $0.09 diluted earnings per share, for the fourth quarter of 2019.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, transaction gains, and acquisitions costs) for the fourth quarter of 2020 was $1.4 million, or $0.03 diluted earnings per share, compared to non-GAAP net income of $4.3 million, or $0.10 diluted earnings per share, for the fourth quarter of 2019.

Fiscal Year 2020 Financial Results

Smith Micro reported revenue of $51.3 million for the year ended December 31, 2020, compared to $43.3 million reported in the year ended December 31, 2019.

Gross profit for the year ended December 31, 2020 was $46.1 million compared to $39.4 million reported for the same period in 2019.

Gross profit as a percentage of revenue was 90 percent for the year ended December 31, 2020 compared to 91 percent for the year ended December 31, 2019.

GAAP net income available to common stockholders for the year ended December 31, 2020 was $4.2 million, or $0.10 diluted earnings per share, compared to GAAP net income available to common stockholders of $10.6 million, or $0.29 diluted earnings per share, for the same period in 2019.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, transaction gains, acquisition costs, and preferred stock dividends) for the year ended December 31, 2020 was $10.4 million, or $0.24 diluted earnings per share, compared to non-GAAP net income of $12.8 million, or $0.35 diluted earnings per share, for the year ended December 31, 2019.

Total cash and cash equivalents at December 31, 2020 were $25.8 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income before taxes, net income available to common stockholders, and earnings per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization

Smith Micro Software Fourth Quarter 2020 Financial Results	Page 3

of intangibles, transaction gains, acquisition costs, and preferred stock dividends. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income and net income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, March 8, 2021 at 4:30 p.m. ET, to discuss the Company’s fourth quarter and fiscal year 2020 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Smith Micro Software Fourth Quarter 2020 Financial Results	Page 4

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Fourth Quarter 2020 Financial Results	Page 5

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Gain on Sale of Software Product	Acquisition Costs	Preferred Stock Dividends	Non- GAAP
Three Months Ended 12/31/20
Gross profit	$10,994	$-	$-	$-	$-	$-	$10,994

Selling and marketing expenses	2,649	(145)	(383)	-	-	-	2,121
Research and development expenses	5,297	(147)	(332)	-	-	-	4,818
General and administrative expenses	3,060	(520)	-	-	-	-	2,540
Restructuring expense	-	-	-	-	-	-	-
Total operating expenses	11,006	(812)	(715)	-	-	-	9,479

Income before provision for income taxes	696	812	715	(711)	-	-	1,512
Net income available to common stockholders	580	812	715	(711)	-	-	1,396
Earnings per share: basic	0.01	0.02	0.02	(0.02)	-	-	0.03
Earnings per share: diluted	0.01	0.02	0.02	(0.02)	-	-	0.03

Three Months Ended 12/31/19
Gross profit	$11,253	$-	$-	$-	$-	$-	$11,253

Selling and marketing expenses	1,988	(67)	(74)	-	-	-	1,847
Research and development expenses	3,194	(72)	(153)	-	-	-	2,969
General and administrative expenses	2,400	(215)	-	-	(74)	-	2,111
Restructuring expense	40	-	-	-	-	-	40
Total operating expenses	7,622	(354)	(227)	-	(74)	-	6,967

Income before provision for income taxes	3,743	354	227	-	74	-	4,398
Net income available to common stockholders	3,671	354	227	-	74	-	4,326
Earnings per share: basic	0.10	0.01	0.01	-	0.00	-	0.11
Earnings per share: diluted	0.09	0.01	0.01	-	0.00	-	0.10

Twelve Months Ended 12/31/20
Gross profit	$46,110	$-	$-	$-	$-	$-	$46,110

Selling and marketing expenses	10,698	(549)	(1,608)	-	-	-	8,541
Research and development expenses	19,071	(559)	(1,312)	-	-	-	17,200
General and administrative expenses	12,801	(1,956)	-	-	(918)	-	9,927
Restructuring expense	19	-	-	-	-	-	19
Total operating expenses	42,589	(3,064)	(2,920)	-	(918)	-	35,687

Income before provision for income taxes	4,325	3,064	2,920	(711)	918	-	10,516
Net income available to common stockholders	4,165	3,064	2,920	(711)	918	-	10,356
Earnings per share: basic	0.10	0.08	0.07	(0.02)	0.02	-	0.25
Earnings per share: diluted	0.10	0.07	0.07	(0.02)	0.02	-	0.24

Twelve Months Ended 12/31/19
Gross profit	$39,419	$-	$-	$-	$-	$-	$39,419

Selling and marketing expenses	7,517	(247)	(369)	-	-	-	6,901
Research and development expenses	11,682	(278)	(563)	-	-	-	10,841
General and administrative expenses	9,921	(969)	-	-	(152)	-	8,800
Restructuring expense	194	-	-	-	-	-	194
Total operating expenses	29,314	(1,494)	(932)	-	(152)	-	26,736

Income before provision for income taxes	10,802	1,494	932	(483)	152	-	12,897
Net income available to common stockholders	10,603	1,494	932	(483)	152	119	12,817
Earnings per share: basic	0.31	0.04	0.03	(0.01)	0.00	0.00	0.37
Earnings per share: diluted	0.29	0.04	0.03	(0.01)	0.00	0.00	0.35

Smith Micro Software Fourth Quarter 2020 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
	unaudited		audited
	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
Revenues	$12,416	$12,278	$51,300	$43,346
Cost of revenues	1,422	1,025	5,190	3,927
Gross profit	10,994	11,253	46,110	39,419

Operating expenses:
Selling and marketing	2,649	1,988	10,698	7,517
Research and development	5,297	3,194	19,071	11,682
General and administrative	3,060	2,400	12,801	9,921
Restructuring expense	—	40	19	194
Total operating expenses	11,006	7,622	42,589	29,314
Operating income (loss)	(12)	3,631	3,521	10,105
Non-operating income (expense):
Interest income, net	2	111	96	228
Gain on sale of software product	711	—	711	483
Other expense, net	(5)	1	(3)	(14)
Income before provision for income taxes	696	3,743	4,325	10,802
Income tax expense	116	72	160	80
Net income	580	3,671	4,165	10,722
Less preferred stock dividends	—	—	—	(119)
Net income available to common stockholders	$580	$3,671	$4,165	$10,603

Earnings per share:
Basic	$0.01	$0.10	$0.10	$0.31
Diluted	$0.01	$0.09	$0.10	$0.29

Weighted average shares outstanding:
Basic	41,262	38,501	40,808	34,513
Diluted	43,305	41,767	42,764	36,991

Smith Micro Software Fourth Quarter 2020 Financial Results	Page 7

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	audited	audited
	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash & cash equivalents	$25,754	$28,268
Accounts receivable, net	12,347	10,894
Prepaid and other assets	1,189	802
Total current assets	39,290	39,964
Equipment & improvements, net	2,170	2,109
Right-of-use assets	5,785	6,464
Deferred tax asset, net	—	94
Other assets	694	234
Intangible assets, net	12,698	4,535
Goodwill	12,266	7,797
TOTAL ASSETS	$72,903	$61,197

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,282	$2,050
Accrued payroll and benefits	2,867	2,107
Current operating lease liabilities	1,433	1,221
Other accrued liabilities	216	244
Deferred revenue	1,572	98
Total current liabilities	8,370	5,720

Operating lease liabilities	4,805	5,774
Deferred rent	887	885
Deferred tax liability, net	59	—
Other long-term liabilities	66	134
Total non-current liabilities	5,817	6,793

Stockholders' Equity:
Common stock	41	38
Additional paid in capital	279,905	274,041
Accumulated comprehensive deficit	(221,230)	(225,395)
Total stockholders' equity	58,716	48,684
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$72,903	$61,197

Smith Micro Software Fourth Quarter 2020 Financial Results	Page 8

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	unaudited		audited
	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
Operating activities:
Net income	$580	$3,671	$4,165	$10,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	906	344	3,582	1,341
Non-cash lease expense	305	224	1,110	954
Restructuring costs	—	40	19	194
Gain on sale of software product	(711)	—	(711)	(483)
Provision for doubtful accounts and other adjustments to accounts receivable	(1)	16	(60)	143
Provision for excess and obsolete inventory	—	—	—	1
Loss on disposal of fixed assets	—	—	—	6
Stock based compensation	812	355	3,064	1,494
Deferred income taxes	153	97	153	97
Changes in operating accounts:
Accounts receivable	(2,428)	220	(1,269)	(3,811)
Prepaid expenses and other assets	142	(84)	(388)	(32)
Accounts payable and accrued liabilities	(121)	284	(1,925)	(417)
Deferred revenue	11	(7)	184	(221)
Net cash provided by (used in) operating activities	(352)	5,160	7,924	9,988
Investing activities:
Acquisition of Circle operator business, net	—	—	(13,500)	—
Acquisition of Smart Retail business, net	—	—	—	(3,974)
Capital expenditures	(111)	(835)	(1,323)	(1,659)
Proceeds from sale of software products	335	7	367	370
Other investing activities	—	—	(225)	—
Net cash provided by (used in) investing activities	224	(828)	(14,681)	(5,263)
Financing activities:
Proceeds from exercise of common stock warrants	—	54	4,196	11,457
Dividends paid on preferred stock	—	—	—	(119)
Other financing activities	10	12	47	46
Net cash provided by financing activities	10	66	4,243	11,384
Net increase (decrease) in cash and cash equivalents	(118)	4,398	(2,514)	16,109
Cash and cash equivalents, beginning of period	25,872	23,870	28,268	12,159
Cash and cash equivalents, end of period	$25,754	$28,268	$25,754	$28,268

Free cash flow:
Net cash provided by (used in) operating activities	$(352)	$5,160	$7,924	$9,988
Capital expenditures	(111)	(835)	(1,323)	(1,659)
Free cash flow	$(463)	$4,325	$6,601	$8,329